Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Steven M. Klein, Chair, President and Chief Executive Officer, and William R. Jacobs, Chief Financial Officer, of Northfield Bancorp, Inc. (the Company) each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2024 (the Report) and that to the best of his knowledge:

1.     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and
2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven M. Klein	Dated:	March 3, 2025
Steven M. Klein
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/ William R. Jacobs	Dated:	March 3, 2025
William R. Jacobs
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.